Page 1                                                           EXHIBIT 12.1

                            HEAFNER TIRE GROUP, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (Amounts in thousands, except ratio amounts)

                                                Twelve months          Twelve months         Twelve months
                                                    Ended                  Ended                 Ended
                                                December 29,           December 30,          December 31,
                                                     2001                   2000                  1999
                                                 (unaudited)            (unaudited)           (unaudited)
                                                -------------          -------------         -------------
Consolidated pretax income (loss) from
              continuing operations               (23,798)                 1,657                 1,632
Interest                                           28,639                 26,447                22,000
Interest portion of rent expense                    8,500                  7,051                 5,640
                                                  -------                 ------                ------

EARNINGS                                           13,341                 35,155                29,272
                                                  =======                 ======                ======



Interest                                           28,639                 26,447                22,000
Interest portion of rent expense                    8,500                  7,051                 5,640
                                                  -------                 ------                ------

FIXED CHARGES                                      37,139                 33,498                27,640
                                                  =======                 ======                ======

RATIO OF EARNINGS TO FIXED CHARGES                     --                   1.05                  1.06
                                                  =======                 ======                ======